EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 25, 2014 with respect to the audited financial statements of Signal Bay, Inc. as of September 30, 2014 and from the date of inception on August 29, 2014 to September 30, 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 30, 2015